Filed Pursuant to Rule 433

Registration No. 333-223208

October 2, 2018

FREE WRITING PROSPECTUS

(To Prospectus dated February 26, 2018,

Prospectus Supplement dated February 26, 2018 and

Equity Index Underlying Supplement dated February 26, 2018)

Linked to the S&P 500® Index (the “Reference Asset”)

►	1.00x uncapped exposure to any positive return of the Reference Asset if a Lock-In Event does not occur

►	Protection from the first 15% of any losses of the Reference Asset, with 1/0.85x exposure to any loss in the Reference Asset beyond 15%, if a Lock-In Event does not occur, with a potential loss of 100% of principal

►	Payment at Maturity of Principal Amount together with a Step Return of at least [13% and 17%] (to be determined on the Pricing Date) plus a multiple of 10% (e.g. 0%, 10%, 20%) if a Lock-In Event occurs on any annual Observation Date

►	A Lock-In Event will occur if the Reference Asset increases by at least [13% to 17%] (to be determined on the Pricing Date) on any annual Observation Date. The Lock-In Floor will be between 13% and 17% (to be determined on the Pricing Date)

►	Approximately a 5.25 year maturity

►	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Buffered Uncapped Market Participation SecuritiesTM with Lock-In Floor (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent inform you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-15 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

The Estimated Initial Value of the securities on the Pricing Date is expected to be between $960.00 and $1,000.00 per security, which may be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-5 and “Risk Factors” beginning on page FWP-8 of this document for additional information.

	Price to Public	Underwriting Discount(1)	Proceeds to Issuer
Per security	$1,000
Total

(1) Neither HSBC USA Inc. nor any of its affiliates will pay any underwriting discounts. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-15 of this free writing prospectus.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

Indicative Terms1

Principal Amount	$1,000 per security
Term	Approximately 5.25 years
Reference Asset	The S&P 500® Index (Ticker: SPX)
Relevant Level	The Official Closing Level of the Reference Asset on an annual Observation Date.
Percentage Change	Relevant Level – Initial Level Initial Level
Lock-In Floor	Between 13% and 17% (to be determined on the Pricing Date)
Lock-In Event	A Lock-In Event occurs if the Percentage Change on any annual Observation Date is greater than or equal to the Lock-In Floor.
Step Return

A percentage equal to the highest Percentage Change observed on each annual Observation Date and rounded down to the nearest sum of (i) the Lock-In Floor and (ii) a multiple of 10% (e.g. 0%, 10%, 20%).

Upside Participation Rate	100.00% (1.00x) exposure to any positive Reference Return
Buffer Level	-15%
Downside Leverage Factor:	1/0.85
Reference Return	Final Level – Initial Level Initial Level
Payment at Maturity per Security

If a Lock-In Event occurs:

$1,000 + ($1,000 × the greater of (i) Step Return and (ii) Reference Return)

If a Lock-In Event does not occur and the Reference Return is greater than zero:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If a Lock-In Event does not occur and the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level:

$1,000 (zero return).

If a Lock-In Event does not occur and the Reference Return is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 15%) × Downside Leverage Factor].

For example, if a Lock-In Event does not occur and the Reference Return is -30%, you will suffer approximately a 17.6471% loss and receive approximately 82.3529% of the Principal Amount, subject to the credit risk of HSBC USA Inc. If a Lock-In Event does not occur and the Reference Return is less than the Buffer Level, you will lose some or all of your investment.

Initial Level	The Official Closing Level of the Reference Asset on the Pricing Date
Final Level	The Official Closing Level of the Reference Asset on the Final Valuation Date
Pricing Date	October 11, 2018
Trade Date	October 11, 2018
Original Issue Date	October 16, 2018
Final Valuation Date(2)	January 10, 2024
Maturity Date(2)	January 16, 2024
CUSIP/ISIN	40435F5J2 / US40435F5J20

(1)As more fully described on page FWP-4.

(2)Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying Equity Index Underlying Supplement.

The Securities

The Buffered Uncapped Market Participation SecuritiesTM with Lock-In Floor offer investors exposure to the upside return of the S&P 500® Index, while providing a pre-defined level of downside protection at maturity.

The securities are designed for investors who believe the Reference Asset will appreciate over the term of the securities. If a Lock-In Event does not occur and the Reference Return is below the Buffer Level, you will lose approximately 1.1765% of your investment for every 1% decline in the Reference Asset beyond the Buffer Level, with a potential loss of 100% of your Principal Amount.

If a Lock-In Event occurs, you will receive a positive return equal to the greater of the Step Return and the Reference Return. If a Lock-In Event does not occur and the Reference Asset appreciates over the term of the securities, you will realize a return equal to 100% (1.00x) of the Reference Asset appreciation.

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Information about the Reference Asset

The Reference Asset is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The graph above illustrates the performance of the Reference Asset from January 2, 2008 through September 25, 2018. The closing levels in the graph above were obtained from the Bloomberg Professional® Service. Past performance is not necessarily an indication of future results. For further information on the Reference Asset, please see “Description of the Reference Asset” on page FWP-15 of this free writing prospectus. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset.

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HSBC USA Inc. Buffered Uncapped Market Participation SecuritiesTM with Lock-In Floor Linked to the S&P 500® Index

This free writing prospectus relates to a single offering of Buffered Uncapped Market Participation SecuritiesTM with Lock-In Floor. The securities will have the terms described in this free writing prospectus and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement, or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if a Lock-In Event does not occur and the Reference Return is less than the Buffer Level, lose some or all of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per security
Reference Asset:	The S&P 500® Index (Ticker: SPX)
Trade Date:	October 11, 2018
Pricing Date:	October 11, 2018
Original Issue Date:	October 16, 2018
Final Valuation Date:	January 10, 2024, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date, which is expected to be January 16, 2024. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Observation Dates:	October 11, 2019, Octber 13, 2020, October 12, 2021, October 11, 2022 and October 11, 2023, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Lock-In Floor:	Between 13% and 17% (to be determined on the Pricing Date)
Lock-In Event:	A Lock-In Event occurs if the Percentage Change on any annual Observation Date is greater than or equal to the Lock-In Floor.
Step Return:	A percentage equal to the highest Percentage Change of the Reference Asset observed on each annual Observation Date and rounded down to the nearest sum of (i) the Lock-In Floor and (ii) a multiple of 10% (e.g. 0%, 10%, 20%). For the avoidance of doubt, the Step Return shall not be less than the Lock-In Floor and a Step Return will only be calculated if a Lock-In Event has occurred.
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:

If a Lock-In Event occurs, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × the greater of (i) Step Return and (ii) Reference Return).

For example, if the highest Percentage Change on any annual Observation Date is 39% (resulting in a Step Return of 35%) and the Reference Return on the Final Valuation Date is 41%, you would receive a return equal to 41% of the Principal Amount, subject to the credit risk of HSBC. Assuming the same Step Return, if the Reference Return on the Final Valuation Date is 22%, then you would receive a return equal to 35% of the Principal Amount, subject to the credit risk of HSBC.

If a Lock-In Event does not occur and the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If a Lock-In Event does not occur and the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 15%) × Downside Leverage Factor].

Under these circumstances, you will lose approximately 1.1765% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -30%, you will suffer approximately a 17.6471% loss and receive approximately 83.3529% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Level, you will lose some or all of your investment.

Relevant Level:	The Official Closing Level of the Reference Asset on an annual Observation Date.
Percentage Change:	With respect to each annual Observation Date, the quotient, expressed as a percentage, calculated as follows: Relevant Level – Initial Level Initial Level
Upside Participation Rate:	100% (1.00x)
Reference Return:	The quotient, expressed as a percentage, calculated as follows: Final Level – Initial Level Initial Level
Buffer Level:	-15%
Downside Leverage Factor:	1/0.85
Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.

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Form of Securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
CUSIP/ISIN:	40435F5J2 / US40435F5J20
Estimated Initial Value:	The Estimated Initial Value of the securities may be less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date. See “Risk Factors — The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, may be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of securities relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated February 26, 2018, the prospectus supplement dated February 26, 2018 and the Equity Index Underlying Supplement dated February 26, 2018. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-1 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

▶	The Equity Index Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010782/tv486722_424b2.htm

▶	The prospectus supplement at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010762/tv486944_424b2.htm

▶	The prospectus at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010720/tv487083_424b3.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If a Lock-In Event occurs, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × the greater of (i) Step Return and (ii) Reference Return).

For example, if the highest Percentage Change on any annual Observation Date is 39% (resulting in a Step Return of 35%) and the Reference Return on the Final Valuation Date is 41%, you would receive a return equal to 41% of the Principal Amount, subject to the credit risk of HSBC. Assuming the same Step Return, if the Reference Return on the Final Valuation Date is 22%, then you would receive a return equal to 35% of the Principal Amount, subject to the credit risk of HSBC.

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 15%) × Downside Leverage Factor].

Under these circumstances, you will lose approximately 1.1765% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -30%, you will suffer approximately a 17.6471% loss and receive approximately 83.3529% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the Reference Return is less than the Buffer Level, you will lose some or all of your investment.

Interest

The securities will not pay interest.

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Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor

S&P Dow Jones Indices LLC, a division of S&P Global, is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:	The securities may not be suitable for you if:

►    You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe either (i) a Lock-In Event will occur and the Step Return will be sufficient to provide you with your desired return or (ii) the Reference Return will be sufficiently positive to provide you with your desired return.

►    You are willing to make an investment that is exposed to the negative Reference Return on approximately a 1.1765 -to-1 basis for each percentage point that the Reference Return is below the Buffer Level of -15% if a Lock-In Event does not occur.

►    You understand that you may lose 100% of your investment.

►    You are willing to forgo dividends or other distributions paid to holders of the stocks included in the Reference Asset.

►    You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

►    You do not seek current income from your investment.

►    You do not seek an investment for which there is an active secondary market.

►    You are willing to hold the securities to maturity.

►    You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

►    You believe that a Lock-In Event will not occur, the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.

►    You are unwilling to make an investment that is exposed to the negative Reference Return on approximately a 1.1765 -to-1 basis for each percentage point that the Reference Return is below the Buffer Level of -15% if a Lock-In Event does not occur.

►    You seek an investment that provides full return of principal.

►    You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

►    You prefer to receive the dividends or other distributions paid to holders of the stocks included in the Reference Asset.

►    You seek current income from your investment.

►    You seek an investment for which there will be an active secondary market.

►    You are unable or unwilling to hold the securities to maturity.

►    You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in any of the stocks included in the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

►	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

►	“— General Risks Related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Level from the Initial Level beyond the Buffer Level of -15% if a Lock-In Event does not occur. Accordingly, if a Lock-In Event does not occur and the Reference Return is less than the Buffer Level of -15%, your Payment at Maturity will be less than the Principal Amount of your securities. You will lose some or all of your investment at maturity if the Reference Return is less than the Buffer Level.

The amount payable on the securities is not linked to the level of the Reference Asset at any time other than on the Observation Dates and the Final Valuation Date.

The Percentage Change and the Reference Return will be based on the Official Closing Level of the Reference Asset on the relevant Observation Dates and the Final Valuation Date, respectively, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Reference Asset appreciates during the term of the securities other than on the Observation Dates and the Final Valuation Date but then decreases on one or more Observation Dates or on the Final Valuation Date, the Payment at Maturity may be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the level of the Reference Asset prior to such decrease. Although the level of the Reference Asset on the Maturity Date or at other times during the term of the securities may be higher than each Relevant Level and the Final Level, the Payment at Maturity will be based solely on the Official Closing Level of the Reference Asset on the Observation Dates and the Final Valuation Date.

The Final Settlement Value applies only at maturity.

You should be willing to hold your securities to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Reference Asset at that time is greater than or equal to the Buffer Level or if a Lock-In Event has occurred. All payments on the Notes are subject to the creditworthiness of HSBC.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor of the Reference Asset concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities and the return on the securities.

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The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, may be less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities will be calculated by us on the Pricing Date and may be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The price of your securities in the secondary market, if any, immediately after the Pricing Date will be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If we were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 12 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

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Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the level of the Reference Asset on any annual Observation Date or the Final Valuation Date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the examples below is not expected to be the actual Initial Level of the Reference Asset. You should not take these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including such a security issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities. The following results are based solely on the assumptions outlined below. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

▶	Principal Amount:	$1,000
▶	Hypothetical Initial Level:	2,000.00
▶	Upside Participation Rate:	100%
▶	Buffer Level:	-15%
▶	Lock-In Floor:	15% (the actual Lock-In Floor will be determined on the Pricing Date and will be between 13% and 17%)
▶	Downside Leverage Factor:	1/0.85

The actual Initial Level will be determined on the Pricing Date.

Example 1: A Lock-In Event occurs and the Reference Return is positive and less than the Step Return.

Date	Relevant Level	Percentage Change
First Observation Date	2,200	29.00%*
Second Observation Date	2,100	5.00%
Third Observation Date	2,000	0.00%
Final Valuation Date	2,100	5.00%

*The highest Percentage Change.

Step Return:	25.00%**
Reference Return:	5.00%
Final Settlement Value:	$1,250.00

*The highest Percentage Change rounded down to the nearest sum of (i) the Lock-In Floor and (ii) a multiple of 10%.

Because the highest Percentage Change on any annual Observation Date was 29.00%, which is greater than or equal to the Lock-In Floor, a Lock-In Event occurred. Because a Lock-In Event occurred, the Final Settlement Value would be $1,250.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × the greater of (i) Step Return and (ii) Reference Return)

= $1,000 + ($1,000 × 25.00%)

= $1,250.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Step Return if a Lock-In Event occurs and the Step Return is greater than the Reference Return.

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Example 2: A Lock-In Event occurs and the Reference Return is positive and greater than the Step Return.

Date	Relevant Level	Percentage Change
First Observation Date	2,200	10.00%
Second Observation Date	2,400	20.00%
Third Observation Date	2,420	21.00%*
Final Valuation Date	2,500	25.00%

*The highest Percentage Change.

Step Return:	15.00%**
Reference Return:	25.00%
Final Settlement Value:	$1,250.00

**The highest Percentage Change rounded down to the nearest multiple of 10%.

Because the highest Percentage Change on any annual Observation Date was 21.00%, which is greater than or equal to the Lock-In Floor, a Lock-In Event occurred. Because a Lock-In Event occurred, the Final Settlement Value would be $1,250.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × the greater of (i) Step Return and (ii) Reference Return)

= $1,000 + ($1,000 × 25.00%)

= $1,250.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Reference Return if a Lock-In Event occurs and the Reference Return is greater than the Step Return.

Example 3: A Lock-In Event occurs and the Reference Return is negative.

Date	Relevant Level	Percentage Change
First Observation Date	2,320	16.00%*
Second Observation Date	2,100	5.00%
Third Observation Date	2,000	0.00%
Final Valuation Date	1,500	-25.00%

*The highest Percentage Change.

Step Return:	15.00%*
Reference Return:	-25.00%
Final Settlement Value:	$1,150.00

** The highest Percentage Change rounded down to the nearest sum of (i) the Lock-In Floor and (ii) a multiple of 10%.

Because the highest Percentage Change on any annual Observation Date was 16.00%, which is greater than or equal to the Lock-In Floor, a Lock-In Event occurred. Because a Lock-In Event occurred, the Final Settlement Value would be $1,150.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × the greater of (i) Step Return and (ii) Reference Return)

= $1,000 + ($1,000 × 15.00%)

= $1,150.00

Example 3 shows that you will receive the return of your principal investment plus a return equal to the Step Return if a Lock-In Event occurs and the level of the Reference Asset decreases even if the Final Level is less than the Initial Level by more than the Buffer Level.

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Example 4: A Lock-In Event does not occur and the level of the Reference Asset increases from the Initial Level of 2,000.00 to a Final Level of 2,100.00.

Date	Relevant Level	Percentage Change
First Observation Date	2,050	2.50%
Second Observation Date	2,100	5.00%*
Third Observation Date	2,050	2.50%
Final Valuation Date	2,100	5.00%

*The highest Percentage Change.

Reference Return:	5.00%
Final Settlement Value:	$1,050.00

Even though the Reference Return in this example is the same as in Example 1, because a Lock-In Event did not occur and the Reference Return is positive, the Final Settlement Value would be $1,050.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 5.00% × 100%)

= $1,050.00

Example 4 shows that if a Lock-In Event does not occur, you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by the Upside Participation Rate of 100% if the Reference Asset appreciates.

Example 5: A Lock-In Event does not occur and the level of the Reference Asset decreases from the Initial Level of 2,000.00 to a Final Level of 1,900.00.

Date	Relevant Level	Percentage Change
First Observation Date	2,050	2.50%
Second Observation Date	2,100	5.00%*
Third Observation Date	2,000	0.00%
Final Valuation Date	1,900	-5.00%

*The highest Percentage Change.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Example 5 shows that if a Lock-In Event does not occur and the Reference Return is less than zero but greater than the Buffer Level of -15%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount (a zero return).

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Example 6: A Lock-In Event did not occur and the level of the Reference Asset decreases from the Initial Level of 2,000.00 to a Final Level of 1,000.00.

Date	Relevant Level	Percentage Change
First Observation Date	2,050	2.50%*
Second Observation Date	1,900	-5.00%
Third Observation Date	1,800	-10.00%
Final Valuation Date	1,000	-50.00%

*The highest Percentage Change.

Reference Return:	-50.00%
Final Settlement Value:	$411.76

Because a Lock-In Event did not occur and the Reference Return is less than the Buffer Level of -15%, the Final Settlement Value would be approximately $411.76 per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 15%) × Downside Leverage Factor]

= $1,000 + [$1,000 × (-50.00% + 15%) × 1/0.85]

= $411.76

Example 6 shows that if a Lock-In Event does not occur, you are exposed on approximately a 1.1765-to-1 basis to declines in the level of the Reference Asset beyond the Buffer Level of -15%. You may lose some or all of your investment.

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DESCRIPTION OF THE REFERENCE ASSET

S&P 500® Index

The Reference Asset is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of August 31, 2018 were: Information Technology, Health Care, Financials, Consumer Discretionary and Industrials.

For more information about the Reference Asset, see “S&P 500® Index” on page S-43 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the Reference Asset

The following graph sets forth the historical performance of the Reference Asset based on the daily historical closing levels from January 2, 2008 through September 25, 2018. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the Reference Asset should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the Reference Asset on the Final Valuation Date.

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and the accelerated maturity date will be three business days after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days.

If the securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC at the price to public set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers, or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the price to public set forth on the cover page of this free writing prospectus. Neither HSBC USA Inc. nor any of its affiliates will pay any underwriting discounts.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-61 in the prospectus supplement.

FWP-15

[We expect that delivery of the securities will be made against payment for the securities on or about the Original Issue Date set forth on the inside cover page of this document, which is more than two business days following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the Original Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.]

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any of the entities whose stock is included in the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Reference Asset and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Reference Asset is or becomes a PFIC or a USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2021. Based on the Issuer’s determination that the securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$  Buffered Uncapped Market

Participation SecuritiesTM with

Lock-In Floor Linked to the S&P

500® Index

October 2, 2018

Free Writing Prospectus

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-11
Description of the Reference Asset	FWP-15
Events of Default and Acceleration	FWP-15
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-15
U.S. Federal Income Tax Considerations	FWP-16

Equity Index Underlying Supplement
Disclaimer	i
Risk Factors	S-1
The DAX® Index	S-8
The Dow Jones Industrial AverageSM	S-10
The EURO STOXX 50® Index	S-12
The FTSE® 100 Index	S-14
The Hang Seng® Index	S-15
The Hang Seng China Enterprises Index	S-17
The KOSPI 200 Index	S-20
The MSCI Indices	S-23
The NASDAQ 100 Index®	S-27
The Nikkei 225 Index	S-31
The PHLX Housing SectorSM Index	S-33
The Russell 2000® Index	S-37
The S&P 100® Index	S-40
The S&P 500® Index	S-43
The S&P 500® Low Volatility Index	S-46
The S&P BRIC 40 Index	S-49
The S&P MidCap 400® Index	S-51
The TOPIX® Index	S-54
Additional Terms of the Notes	S-56

Prospectus Supplement
Risk Factors	S-1
Pricing Supplement	S-10
Description of Notes	S-12
Use of Proceeds and Hedging	S-36
Certain ERISA Considerations	S-37
U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution (Conflicts of Interest)	S-61

Prospectus
About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	7
Use of Proceeds	8
Description of Debt Securities	9
Description of Preferred Stock	20
Description of Warrants	25
Description of Purchase Contracts	30
Description of Units	33
Book-Entry Procedures	36
Limitations on Issuances in Bearer Form	40
U.S. Federal Income Tax Considerations Relating to Debt Securities	41
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to UK Investors	54
UK Financial Promotion	54
Certain ERISA Matters	55
Legal Opinions	57
Experts	58